Exhibit 99.1

NEWS RELEASE
Contact:
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA'S LOYALTYONE BUSINESS ANNOUNCES MULTI-YEAR CONSULTING
SERVICES AGREEMENT WITH U.K. GROCER MORRISONS

Precima to provide customer-centric retailing insights and analytics support to U.K.'s fourth-largest grocer

PLANO, TX (April 14, 2016) - Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, announced that Precima, a consulting and analytics firm specializing in shopper insights and housed within its LoyaltyOne business, and U.K.-based Wm Morrison Supermarkets PLC (Morrisons) (LSE: MRW) signed a new multi-year agreement to use Precima's expertise in analyzing data and generating insights to improve customers' shopping trips.

Morrisons is a U.K. retailer with 492 stores, 117,000 employees, and circa 11 million customers per week.

Precima assists mid- to large-size businesses with thousands of SKUs (products), such as grocers, in improving their competitive position across all facets of planning and operations, from pricing optimization, promotional planning, assortment optimization, targeted marketing and supplier collaboration.

"At Morrisons, we listen hard to our customers and respond quickly wherever possible. We look forward to working with Precima so that we can improve the shopping trip for our customers," said Andy Atkinson, Group Marketing and Customer Director of Morrisons.

"Given LoyaltyOne's breadth and depth in loyalty, analytics and retail, we identified a business opportunity a few years ago and created Precima, a consulting, analytics and software solutions provider focused on using transaction-level data to understand the behavior of our clients' customers," said Bryan Pearson, president of LoyaltyOne. "Since then, Precima continues to make inroads in a data-rich, mobile and increasingly global competitive marketplace, helping leading retailers in North America and Europe build competitive advantage and loyalty through customer-centricity."

About LoyaltyOne

LoyaltyOne® is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has more than 20 years' history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES® Reward Program, North America's premier coalition loyalty program; a majority stake in European-based BrandLoyalty, one of the largest and most successful campaign-driven loyalty marketers outside of the Americas; and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry.

LoyaltyOne is an Alliance Data® company. For more information, visit www.loyalty.com.

About Precima

Housed within LoyaltyOne, Precima® is a retail strategy and analytics company that provides tailored, data-driven solutions to drive sales, boost profitability and build customer loyalty. Leveraging deep analytics expertise, Precima helps organizations improve their competitive position across all facets of planning and operations from pricing optimization, promotional planning, assortment optimization, targeted marketing, and supplier collaboration. In 2016 the company was named among the Top 10 Analytics Solution Providers by Retail CIO Outlook.

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and holds a majority interest in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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